UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2004

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     Representatives of Kinder Morgan, Inc. ("KMI"), Kinder Morgan Energy Partners, L.P. ("KMP") and Kinder Morgan Management, LLC ("KMR") intend to make presentations on January 23, 2004 at the Kinder Morgan 2004 Analyst Conference to address the fiscal year 2003 results, the fiscal year 2004 outlook, and other business information about KMI, KMP and KMR. Prior to the meetings, interested parties will be able to view the materials presented at the meetings by visiting KMI's web site at: http://www.kindermorgan.com/investor/presentations. Interested parties may also access the presentations by audio webcast, both live and on-demand. The live presentations can be accessed at http://www.videonewswire.com/event.asp?id=19868 by choosing the webcast link and completing the registration page. The live presentations are scheduled to begin at 8:00 a.m. C.S.T. An archived webcast of the presentations will remain available for 90 days on our website, at: http://kindermorgan.com. Once on our website, click on Webcast Conference Calls.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: January 22, 2004	By:	/s/	JOSEPH LISTENGART
Joseph Listengart Vice President and General Counsel